Exhibit 10.4

Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th floor
Los Angeles, CA 90071
p +1 213 830-6300
www.oaktreecapital.com

May 8, 2019

Mr. Daniel Levin
c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071

Re:     Change in Control Definition for Equity Grants

Dear Dan:

We are writing in reference to the Restricted Unit Award Agreement by and among Oaktree Capital Group Holdings, L.P., a Delaware limited partnership (“OCGH”), Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company (“OCGH GP”), and you dated as of March 28, 2019 (the “Grant Agreement”). Capitalized terms used but not defined herein are used as defined in the Grant Agreement.
Under the terms of the Grant Agreement, the Granted Units are subject to accelerated vesting in the event that (x) a Change in Control occurs and (y) your employment is terminated by the Oaktree Group or its successor within eighteen months without Cause (as defined in the OCGH limited partnership agreement) following such Change in Control. As you are aware, OCG recently announced a transaction (collectively, the “Merger”) in which approximately 62% of Oaktree’s business will be acquired by an Affiliate of Brookfield Asset Management Inc. (“Brookfield”) pursuant to an Agreement and Plan of Merger, dated as of March 13, 2019, by and among the OCG, Oslo Holdings LLC, Oslo Holdings Merger Sub LLC, Brookfield and Berlin Merger Sub, LLC (the “Merger Agreement”). At the closing of the Merger, OCG’s operating agreement will be amended to provide for each of OCGH and an Affiliate of Brookfield to appoint two members of OCG’s board of directors, with the remaining directors appointed jointly by OCGH and such Affiliate of Brookfield. Brookfield will, with the passage of time or the occurrence of certain events, in the future have the ability to appoint a majority of the directors of OCG without the involvement of OCGH.
Because a substantial majority of the initial slate of directors approved by OCGH and Brookfield to be in place upon the closing of the Merger consists of pre-Merger directors of OCG, we believe that it would not be consistent with the purpose of the provision to treat the Merger as a Change in Control. In order to carry out the substantive intent of the parties, we propose that the definition of “Change in Control” in the Grant Agreement be deleted in its entirety and replaced with the following:
“Change in Control” means Brookfield Asset Management Inc. or its Affiliates obtaining and exercising the right, directly or indirectly, to appoint a majority of the directors of Oaktree Capital Group, LLC (“OCG”) (whether by vote, pursuant to appointment rights in the OCG limited liability company operating agreement or otherwise) without the consent or approval of any other person or entity.
Please sign where indicated below to confirm your acknowledgement of and agreement with the matters set forth above and return a copy of the signed letter to us. Upon its execution and delivery this letter shall constitute an amendment of the Grant Agreement without further action by any party. Other than the amendment of the definition of Change in Control set forth above, each provision of the Grant Agreement is hereby ratified and confirmed in all respects. In the event that the Merger is abandoned by the parties to the Merger Agreement or otherwise fails to close for any reason, the amendment set forth herein shall cease to be of any further force or effect and the Grant Agreement shall revert to its original terms as if such amendment had never been made.

Sincerely,

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By:    OAKTREE CAPITAL GROUP HOLDINGS GP, LLC, its general partner

By:     /s/ Todd E. Molz
Name: Todd E. Molz
Title: General Counsel and Chief
Administrative Officer

By:     /s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate
General Counsel

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:     /s/ Todd E. Molz
Name: Todd E. Molz
Title: General Counsel and Chief Administrative
Officer

By:     /s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General
Counsel

ACCEPTED AND AGREED AS OF THE
DATE FIRST ABOVE WRITTEN:

/s/ Daniel Levin
DANIEL LEVIN